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Exhibit 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-2 of our report dated April 2, 1999, except as to the stock split discussed in Note A, for which the date is August 31, 1999, relating to the financial statements and financial statement schedule of Science Applications International Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, California
August 14, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS